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                                                                EXHIBIT 10.6


                                AmeriPath, Inc.


                                                            September 30, 1996

Alan Levin, M.D.
21 Island Road
Stuart, FL  34996

Dear Dr. Levin:

         We are pleased to confirm our offer for you to join AmeriPath, Inc. (the "Company") as its Chief Operating Officer. Your new duties commence October 1, 1996. You will be working out of the Company's Corporate Headquarters in Riviera Beach, Florida, handling the day-to-day operations of the Company, as directed by management, and reporting directly to the Company's Chief Executive Officer, James C. New (and, as needed from time to time, to the Board of Directors). You are also responsible for appointing your successor at AmeriPath Florida, Inc.'s Orlando Division (f/k/a Derrick and Associates Pathology).

         Your aggregate annual compensation will remain at $255,000 ($9,807.69 bi-weekly). $155,000 of your annual salary will be paid by the Company. The remaining $100,000 will be paid by the Orlando Division pursuant to an amended employment agreement (a form of amendment is included herewith). Effective the year beginning January 1, 1997, you will be eligible to receive a bonus of up to $25,000 per annum, subject to the achievement of mutually agreeable performance objectives to be determined prior to January 1, 1997. You shall also receive one year of salary continuation following a termination, other than for cause, by the Company.

         In consideration of your services as the Company's Chief Operating Officer, you will also be entitled to options to purchase AmeriPath Common Stock as follows: (1) 10,000 stock options will be granted during October 1996 at the then fair market value of the AmeriPath Common Stock, as determined by an appropriate evaluation of the Company's Common Stock as of September 30, 1996, or such later date as is appropriate to value the Common Stock, and (2) 20,000 stock options will be granted at the effective date of the Company's initial public offering, which options shall be priced at the price at which the Common Stock is offered to the public in such offering. The options, granted pursuant to the Company's 1996 Stock Option Plan, as amended, and a standard form of non-qualified option agreement, vest evenly over five years from the date of grant.

         If the above terms of your engagement with the Company are acceptable to you, please sign below signifying your acceptance of this agreement, execute the attached amendment to your employment agreement (adjusting your salary payable by the Orlando Division therein) and return signed originals of the same to me.


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Alan Levin, M.D.
September 30, 1996
Page 2

         Thank you very much. We at AmeriPath, Inc. look forward to working with you.

                                              Sincerely,


                                              James C. New


Agreed and Accepted on
this September 30, 1996.


------------------------------
ALAN LEVIN, M.D.

                                                                   Exhibit 10.6


                           AMERIPATH FLORIDA, INC.

                           FIRST AMENDMENT TO THE

                            EMPLOYMENT AGREEMENT

        THIS FIRST AMENDMENT to the Employment Agreement (the "Amendment") entered into as of September 30, 1996, by and between AMERIPATH FLORIDA, INC., a Florida corporation (the "Company") and a wholly-owned subsidiary of AmeriPath, Inc., a Delaware corporation ("AmeriPath"), and ALAN LEVIN, M.D. (the "Employee").

                               R E C I T A L S

        A. The Company and the Employee entered into an Employment Agreement, dated as of June 30, 1996, a copy of which is attached hereto as Exhibit "A" (the "Employment Agreement").

        B. Section 27 of the Employment Agreement provides that the Employment Agreement may be amended by a written instrument executed by the Company and the Employee.

        C. The Company and the Employee desire to amend the terms of the Employment Agreement in the manner set forth in this Amendment.

                              A G R E E M E N T

        In consideration of the foregoing premises and the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged hereby, the parties hereto, intending to be bound legally, hereby agree as follows:

        1. The recitals set forth above are true and correct in all respects and are incorporated herein and made a part hereof.

        2. All capitalized terms used in this Amendment without definition shall have the meanings assigned thereto in the Employment Agreement.

        3. Section 7 of the Employment Agreement is hereby amended by deleting the clause "Employee shall be entitled to receive a salary at the annual rate of $255,000" appearing in the first sentence of such section, and replacing such deleted clause with the following clause:

        Employee shall be entitled to receive a salary at the annual rate of $100,000.


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        4.          All other terms and conditions of the Employment Agreement shall remain unchanged.


        IN WITNESS WHEREOF, the undersigned have each executed this Amendment as of the date first above-written.

                                                AMERIPATH FLORIDA, INC.

                                                By:   /s/ Robert P. Wynn
                                                   ----------------------------
                                                          Robert P. Wynn
                                                     Chief Operating Officer

                                                EMPLOYEE:

                                                /s/ Alan Levin
                                                -------------------------------
                                                ALAN LEVIN, M.D.


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                                 EXHIBIT "A"

                            EMPLOYMENT AGREEMENT








                                     A-1

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